Exhibit 99.2

For Immediate Release Contact: Erik Randerson, CFA ValueClick, Inc. 1.818.575.4540

VALUECLICK ANNOUNCES INTENT TO PURSUE DIVESTITURE OF OWNED & OPERATED WEBSITES SEGMENT

Westlake Village, CA - November 5, 2013 - ValueClick, Inc. (NASDAQ: VCLK) today announced that it intends to pursue the divestiture of its Owned & Operated Websites (“O&O”) segment.

“While we have a strong set of businesses within our O&O segment, we have concluded that they do not align with our ‘One ValueClick’ strategy of leveraging our broad set of unique data assets and differentiated technology platforms to connect consumers and brands through personalized one-to-one marketing at scale,” said John Giuliani, president and chief executive officer of ValueClick. “Being able to focus entirely on our core Media and Affiliate Marketing segments, which together currently represent more than 90% of our profitability, will allow us to direct management attention and capital resources to better serve our clients, employees and shareholders.”

In connection with the divestiture decision, ValueClick has reclassified the O&O segment’s operating results as discontinued operations beginning with ValueClick’s third quarter 2013 financial results being reported later today. ValueClick’s historical financial results have been recast to conform with the current presentation of the O&O segment as discontinued operations. The revised presentation of the Company’s historical financial results is available in downloadable Excel format on ValueClick’s Investor Relations website located at http://ir.valueclick.com/.

ValueClick will continue to operate the O&O segment during the process of pursuing a sale, with no anticipated changes to day-to-day operations. ValueClick’s O&O segment, based in Monrovia, Calif. and with operations throughout Europe and Asia, operates a broad range of popular content and ecommerce websites including Investopedia, PriceRunner, Smarter.com, SymptomFind and CouponMountain.com.

“We operate world-class brands such as Investopedia and PriceRunner that provide unique and important information to more than 40 million highly engaged consumers each month,” said Steve Neufer, president of ValueClick’s O&O segment. “I look forward to working with our more than 250 employees, thousands of direct advertisers and key strategic partners around the world as we find a new home for our great assets.”

ValueClick has retained Wells Fargo Securities, LLC as its financial advisor in connection with the potential divestiture.

About ValueClick

ValueClick, Inc. (NASDAQ: VCLK) is one of the world's largest digital marketing companies. Through a unique combination of data, technology and services, ValueClick increases brand awareness and drives customer acquisition at scale for the world's largest advertisers, and maximizes advertising revenue for tens of thousands of online and mobile publishers. The Company is based in Westlake Village, California, and has offices in major advertising markets worldwide. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company's performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 27, 2013; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K.

Contact:

ValueClick, Inc.
Erik Randerson, CFA
818-575-4540
eranderson@valueclick.com